Exhibit 99.1
BRC Inc. Reports Third Quarter 2024 Financial Results
Highlights

•Wholesale revenue grew 3.5% compared to Q3 2023 while consolidated net revenue decreased 2.3% in Q3 2024 to $98.2 million.
•Adjusted EBITDA of $7.1 million and Net Loss of $1.4 million, an increase of $0.9 million compared to Adjusted EBITDA of $6.2 million in Q3 2023 and an improvement of $9.3 million from Net Loss of $10.7 million in Q3 2023.
•Increased midpoint guidance for Gross Margin and adjusted EBITDA, while narrowing the full-year revenue range.
•Black Rifle Energy™ RTD will launch in Q4, offering a clean energy option with BRCC's unique designs, supported by national distribution through our partnership with Keurig Dr Pepper (KDP) for FY25.
SALT LAKE CITY, Utah – November 4, 2024 – BRC Inc. (NYSE: BRCC, the "Company"), a Veteran-founded, mission-driven premium beverage company, today announced financial results for the third quarter of fiscal year 2024.

“The Black Rifle brand continues to perform well, and I’m proud of our progress in gaining market share and improving profitability this quarter,” said BRCC Chief Executive Officer Chris Mondzelewski. “This momentum enables us to invest in key growth areas, including the upcoming Q4 launch of Black Rifle Energy™ - a significant addition to our portfolio that expands consumption opportunities and complements our coffee offerings. This quarter, we also announced a strategic partnership with Keurig Dr Pepper (KDP) for the manufacture and distribution of Black Rifle Energy™, positioning us for accelerated growth and a successful national rollout in 2025. As we grow, our mission to support Veterans remains central, ensuring that our success continues to create meaningful impact in the communities we serve.”

“We’ve made meaningful improvements across several key financial metrics this year, including gross margin, adjusted EBITDA, net income, and free cash flow,” said BRCC Chief Financial Officer Steve Kadenacy. “Our third-quarter performance showcases our continued focus on improving operational excellence. Our Wholesale business continues to gain momentum, laying the foundation for growth across multiple product categories and channels over the coming years. We remain on track to have our coffee products in most major grocery chains by the end of 2025, and we are confident that the rollout of our energy drink will open new market opportunities and further accelerate our growth.”

Third Quarter 2024 Financial Highlights (in millions, except % data)

	Quarter To Date Comparisons
	2024	2023	$ Change	% Change
Net Revenue	$98.2	$100.5	$(2.3)	(2)%
Gross Profit	$41.3	$34.1	$7.2	21%
Gross Margin	42.1%	33.9%

Net Loss	$(1.4)	$(10.7)	$9.3
Adjusted EBITDA	$7.1	$6.2	$0.9

Third Quarter 2024 Results
Third quarter 2024 revenue decreased 2.3% to $98.2 million from $100.5 million in the third quarter of 2023. Wholesale revenue increased 3.5% to $63.7 million in the third quarter of 2024 from $61.5 million in the third quarter of 2023. Direct-to-Consumer ("DTC") revenue decreased 11.4% to $29.0 million in the third quarter of 2024 from $32.8 million during the third quarter of 2023. Revenue from Black Rifle Coffee shops ("Outposts") decreased 11.4% to $5.5 million in the third quarter of 2024 from $6.2 million in the third quarter of 2023. The Wholesale channel performance was primarily driven by continued penetration into the Food, Drug and Mass (“FDM”) market and growth in our Ready-to-Drink (“RTD”) product. RTD product sales increased through national distributors and retail accounts as our All Commodity Volume ("ACV") percentage increased 530 basis points to 47.3%. The decrease in DTC performance was primarily due to lower customer acquisition as we strategically shifted advertising spend to other areas of the business with higher returns. Outpost revenue decreased due to lower transaction volumes.
Gross profit increased to $41.3 million in the third quarter of 2024 from $34.1 million in the third quarter of 2023, an increase of 21.4% year over year, with gross margin increasing 820 basis points to 42.1% from 33.9% for the third quarter of 2023, driven by product mix shift, productivity improvements in our RTD products, lowering warehousing costs, and favorable changes in inventory reserves.
Marketing expenses increased 22.4% to $10.1 million in the third quarter of 2024 from $8.3 million in the third quarter of 2023. As a percentage of revenue, marketing expenses increased 210 basis points to 10.3% in the third quarter of 2024 as compared to 8.2% in the third quarter of 2023 as due to our expansion of partnerships, including our engagement with UFC, higher advertising spend, incremental shopper marketing, and an increase in trade promotions.

Salaries, wages and benefits expenses increased 19.0% to $16.5 million in the third quarter of 2024 from $13.9 million in the third quarter of 2023. As a percentage of revenue, salaries, wages and benefits expenses increased 300 basis points to 16.9% in the third quarter of 2024 as compared to 13.8% for the third quarter of 2023. The increase was related to a reduction in incentive compensation in the third quarter of 2023.
General and administrative ("G&A") expenses decreased 36.7% to $12.3 million in the third quarter of 2024 from $19.5 million in the third quarter of 2023. As a percentage of revenue, G&A decreased 680 basis points to 12.5% in the third quarter of 2024 as compared to 19.4% in the third quarter of 2023 due to reductions in our corporate infrastructure and support that were inefficient or duplicative, including professional services, information technology, and office space.
Net loss for the third quarter of 2024 was $1.4 million and Adjusted EBITDA was $7.1 million. This compares to net loss of $10.7 million and Adjusted EBITDA of $6.2 million in the third quarter of 2023.

Financial Outlook

BRC Inc. provides guidance based on current market conditions and expectations for revenue, gross margin, adjusted EBITDA, and free cash flow. Adjusted EBITDA and free cash flow are non-GAAP financial measures.

For the full-year fiscal 2024, the Company updated its previous guidance as follows:

	FY2023	FY2024 Guidance (prev. reported)		FY2024 Guidance (Updated)
	Actual	Low	High	Low	High
Net Revenue (1)	$395.6	$385.0	$415.0	$390.0	$395.0
Growth	31%	(3)%	5%	(1)%	—
Gross Margin	32%	39%	42%	40%	42%

Adj. EBITDA	$13.3	$32.0	$42.0	$35.0	$40.0
Free Cash Flow Conversion		80%		FCF positive for year
(1) A barter transaction favorably impacted Net Revenue in 2023 by $28.9 million and projected Net Revenue in 2024 by $15.2 million. Excluding the impact of the barter transaction reduces revenue growth from 2022 to 2023 by 10%.

The guidance provided above constitutes forward-looking statements and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

We have not reconciled forward-looking (i) Adjusted EBITDA to its most directly comparable GAAP measure, net income (loss), or (ii) Free Cash Flow Conversion to its most directly comparable GAAP measure, net cash provided by (used in) operating activities, in each case in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. We cannot predict with reasonable certainty the ultimate outcome of certain components of such reconciliations, including market-related assumptions that are not within our control, or others that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future net income (loss) and net cash provided by operating activities. See “Non-GAAP Financial Measures” for additional important information regarding Adjusted EBITDA and Free Cash Flow Conversion.
Conference Call
A conference call to discuss the Company’s third quarter results is scheduled for November 5, 2024, at 8:30 a.m. ET. Those who wish to participate in the call may do so by dialing (877) 407-0609 or (201) 689-8541 for international callers. A webcast of the call will be available on the investor relation's page of the Company’s website at ir.blackriflecoffee.com. For those unable to attend the conference call, a replay will be available after the conclusion of the call through November 12, 2024. The U.S. toll-free replay dial-in number is (877) 660-6853, and the international replay dial-in number is (201) 612-7415. The replay passcode is 13749067.
About BRC Inc.
Black Rifle Coffee Company (BRCC) is a Veteran-founded coffee company serving premium coffee to people who love America. Founded in 2014 by Green Beret Evan Hafer, Black Rifle develops their explosive roast profiles with the same mission focus they learned while serving in the military. BRCC is committed to supporting Veterans, active-duty military, first responders and the American way of life.
To learn more, visit www.blackriflecoffee.com, subscribe to the BRCC newsletter, or follow along on social media.

Forward-Looking Statements

This press release contains forward-looking statements about the Company and its industry that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this press release, including statements regarding the Company’s intentions, beliefs or current expectations concerning, among other things, the launch of Black Rifle Energy™, the Company’s financial condition, liquidity, prospects, growth, strategies, future market conditions, developments in the capital and credit markets and expected future financial performance, as well as any information concerning possible or assumed future results of operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking.

The events and circumstances reflected in the Company’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Factors that may cause such forward-looking statements to differ from actual results include, but are not limited to: competition and our ability to grow and manage growth sustainably and retain our key employees; failure to achieve sustained profitability; negative publicity affecting our brand and reputation, or the reputation of key employees; failure to manage our debt obligations; failure to effectively launch new products, including Black Rifle Energy™, failure to effectively make use of assets received under bartering transactions; failure by us to maintain our message as a supportive member of the Veteran and military communities and any other factors which may negatively affect the perception of our brand; our limited operating history, which may make it difficult to successfully execute our strategic initiatives and accurately evaluate future risks and challenges; failed marketing campaigns, which may cause us to incur costs without attracting new customers or realizing higher revenue; failure to attract new customers or retain existing customers; risks related to the use of social media platforms, including dependence on third-party platforms; failure to provide high-quality customer experience to retail partners and end users, including as a result of production defaults, or issues, including due to failures by one or more of our co-manufacturers, affecting the quality of our products, which may adversely affect our brand; decrease in success of the direct to consumer revenue channel; loss of one or more co-manufacturers, or delays, quality, or other production issues, including labor-related production issues at any of our co-manufacturers; failure to manage our supply chain, and accurately forecast our raw material and co-manufacturing requirements to support our needs; failure to effectively manage or distribute our products through our Wholesale business partners, especially our key Wholesale business partners; failure by third parties involved in the supply chain of coffee, store supplies or merchandise to produce or deliver products, including as a result of ongoing supply chain disruptions, or our failure to effectively manage such third parties; changes in the market for high-quality coffee beans and other commodities; fluctuations in costs and availability of real estate, labor, raw materials, equipment, transportation or shipping; failure to successfully compete with other producers and retailers of coffee; failure to successfully open new Black Rifle Coffee shops ("Outposts"), including failure to timely proceed through permitting and other development processes, or the failure of any new or existing Outposts to generate sufficient sales; failure to properly manage our rapid growth, inventory needs, and relationships with various business partners; failure to protect against software or hardware vulnerabilities; failure to build brand recognition using our intellectual properties or otherwise; shifts in consumer spending, lack of interest in new products or changes in brand perception upon evolving consumer preferences and tastes; failure to adequately maintain food safety or quality and comply with food safety regulations; failure to successfully integrate into new domestic and international markets; risks related to leasing space subject to long-term non-cancelable leases and with respect to real property; failure of our franchise partners to successfully manage their franchises; failure to raise additional capital to develop the business; risks related to supply chain disruptions; risks related to unionization of employees; failure to comply with federal state and local laws and regulations, or failure to prevail in civil litigation matters; and other risks and uncertainties indicated in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission (the “SEC”) on March 6, 2024 including those set forth under “Item 1A. Risk Factors” included therein, as well as in our other filings with the SEC. Such forward-looking statements are based on information available as of the date of this press release and the Company’s current beliefs and expectations concerning future developments and their effects on the Company. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not place undue reliance on these forward-looking statements as predictions of future events. Although the Company believes that it has a reasonable basis for each forward-looking statement contained in this press release, the Company cannot guarantee that the future results, growth, performance or events or circumstances reflected in these forward-looking statements will be achieved or occur at all. These forward-looking statement speak only as of the date of this press release. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
Investor Contacts:
Matt McGinley: IR@BlackRifleCoffee.com
ICR for BRCC: BlackrifleIR@icrinc.com

BRC Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue, net	$98,204	$100,536	$285,613	$275,974
Cost of goods sold	56,856	66,477	164,822	182,197
Gross profit	41,348	34,059	120,791	93,777
Operating expenses
Marketing and advertising	10,109	8,260	25,129	22,418
Salaries, wages and benefits	16,548	13,907	49,419	52,087
General and administrative	12,324	19,474	38,619	56,529
Other operating expense (income), net	1,261	(596)	1,584	734
Total operating expenses	40,242	41,045	114,751	131,768
Operating income (loss)	1,106	(6,986)	6,040	(37,991)

Non-operating expenses
Interest expense, net	(2,453)	(3,544)	(6,805)	(4,658)
Other (expense) income, net	—	(108)	—	138
Total non-operating expenses	(2,453)	(3,652)	(6,805)	(4,520)
Loss before income taxes	(1,347)	(10,638)	(765)	(42,511)
Income tax expense	50	56	151	169
Net loss	$(1,397)	$(10,694)	$(916)	$(42,680)
Less: Net loss attributable to non-controlling interest	(862)	(7,462)	(446)	(30,420)
Net loss attributable to BRC Inc.	$(535)	$(3,232)	$(470)	$(12,260)

Net loss per share attributable to Class A Common Stock
Basic and diluted	$(0.01)	$(0.05)	$(0.01)	$(0.21)

Weighted-average shares of Class A Common Stock outstanding
Basic and diluted	72,154,931	61,964,157	68,904,034	59,738,542

BRC Inc.

CONSOLIDATED BALANCE SHEETS
(in thousands, except share and par value amounts)

	September 30,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$7,336	$12,448
Restricted cash	315	1,465
Accounts receivable, net	28,884	25,207
Inventories, net	50,210	56,465
Prepaid expenses and other current assets	16,243	12,153
Total current assets	102,988	107,738
Property, plant and equipment, net	64,670	68,326
Operating lease, right-of-use asset	29,293	36,214
Identifiable intangibles, net	373	418
Other	36,340	23,080
Total assets	$233,664	$235,776
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$31,227	$33,564
Accrued liabilities	36,412	34,911
Deferred revenue and gift card liability	4,869	11,030
Current maturities of long-term debt	15,866	2,297
Current operating lease liability	2,195	2,249
Current maturities of finance lease obligations	19	58
Total current liabilities	90,588	84,109
Non-current liabilities:
Long-term debt, net	49,034	68,683
Finance lease obligations, net of current maturities	—	23
Operating lease liability	29,336	35,929
Other non-current liabilities	11,141	524
Total non-current liabilities	89,511	105,159
Total liabilities	180,099	189,268

Stockholders' equity:
Preferred Stock, $0.0001 par value, 1,000,000 shares authorized; no shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	—	—
Class A Common Stock, $0.0001 par value, 2,500,000,000 shares authorized; 77,265,412 and 65,637,806 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	8	6
Class B Common Stock, $0.0001 par value, 300,000,000 shares authorized; 135,473,335 and 146,484,989 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	14	15
Class C Common Stock, $0.0001 par value, 1,500,000 shares authorized; no shares issued or outstanding as of September 30, 2024 and December 31, 2023, respectively	—	—
Additional paid in capital	135,453	133,728
Accumulated deficit	(120,947)	(120,478)
Total BRC Inc.'s stockholders' equity	14,528	13,271
Non-controlling interests	39,037	33,237
Total stockholders' equity	53,565	46,508
Total liabilities and stockholders' equity	$233,664	$235,776

BRC Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2024	2023
Operating activities
Net loss	$(916)	$(42,680)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	7,458	5,354
Equity-based compensation	7,862	5,645
Amortization of debt issuance costs	908	260
Loss on disposal of assets	1,236	3,622
Paid-in-kind interest	2,014	—
Other	30	252
Changes in operating assets and liabilities:
Accounts receivable, net	(3,960)	(2,284)
Inventories, net	(8,965)	(14,190)
Prepaid expenses and other assets	(2,289)	(7,374)
Accounts payable	(1,010)	12,629
Accrued liabilities	1,081	(3,285)
Deferred revenue and gift card liability	(6,161)	655
Operating lease liability	462	915
Other liabilities	11,395	122
Net cash provided by (used in) operating activities	9,145	(40,359)
Investing activities
Purchases of property, plant and equipment	(7,007)	(18,872)
Proceeds from sale of property and equipment	911	5,576
Net cash used in investing activities	(6,096)	(13,296)
Financing activities
Proceeds from issuance of long-term debt, net of discount	206,182	294,501
Debt issuance costs paid	(164)	(3,876)
Repayment of long-term debt	(214,751)	(267,381)
Financing lease obligations	(62)	(73)
Repayment of promissory note	(1,047)	(1,047)
Issuance of stock from the Employee Stock Purchase Plan	518	673
Proceeds from exercise of stock options	13	—
Net cash (used in) provided by financing activities	(9,311)	22,797
Net decrease in cash, cash equivalents and restricted cash	(6,262)	(30,858)
Cash and cash equivalents, beginning of period	12,448	38,990
Restricted cash, beginning of period	1,465	—
Cash and cash equivalents, end of period	$7,336	$6,667
Restricted cash, end of period	$315	$1,465

BRC Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
(in thousands)

	Nine Months Ended September 30,
	2024	2023
Non-cash operating activities
(Derecognition) Recognition of right-of-use operating lease assets	$(5,363)	$15,913
Recognition of revenue for inventory exchanged for prepaid advertising	$15,220	$7,480

Non-cash investing and financing activities
Property and equipment purchased but not yet paid	$530	$3,349

Supplemental cash flow information
Cash paid for income taxes	$385	$665
Cash paid for interest	$5,372	$2,591

KEY OPERATING AND FINANCIAL METRICS

Revenue by Sales Channel
(in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Wholesale	$63,655	$61,527	$177,844	$151,534
Direct to Consumer	29,044	32,794	91,628	104,160
Outpost	5,505	6,215	16,141	20,280
Total net sales	$98,204	$100,536	$285,613	$275,974

Key Operational Metrics
	September 30,
	2024	2023
FDM ACV %	47.2%	34.1%
RTD ACV %	47.3%	42.0%
DTC Subscribers	194,000	230,300
Outposts
Company-owned stores	18	17
Franchise stores	19	17
Total Outposts	37	34

Non-GAAP Financial Measures

To evaluate the performance of our business, we rely on both our results of operations recorded in accordance with generally accepted accounting principles in the United States ("GAAP") and certain non-GAAP financial measures, including EBITDA, Adjusted EBITDA, Free Cash Flow Conversion, and Free Cash Flow. These measures, as defined below, are not defined or calculated under principles, standards or rules that comprise GAAP. Accordingly, the non-GAAP financial measures we use and refer to should not be viewed as a substitute for performance measures derived in accordance with GAAP or as a substitute for a measure of liquidity. Our definitions of EBITDA, Adjusted EBITDA, Free Cash Flow Conversion, and Free Cash Flow described below are specific to our business and you should not assume that they are comparable to similarly titled financial measures of other companies. We define EBITDA as net income (loss) before interest, tax expense, depreciation and amortization expense. We define Adjusted EBITDA, as adjusted for equity-based compensation, system implementation costs, executive, recruiting, relocation and sign-on bonus, write-off of site development costs, strategic initiative related costs, non-routine legal expenses, RTD start-up production issues, contract termination costs, restructuring fees and related costs, RTD transformation costs, and impairment for assets held for sale.

When used in conjunction with GAAP financial measures, we believe that EBITDA and Adjusted EBITDA are useful supplemental measures of operating performance and liquidity because these measures facilitate comparisons of historical performance by excluding non-cash items such as equity-based payments and other amounts not directly attributable to our primary operations, such as the impact of system implementation, acquisitions, disposals, litigation and settlements. Adjusted EBITDA is also a key metric used internally by our management to evaluate performance and develop internal budgets and forecasts. EBITDA and Adjusted EBITDA have limitations as an analytical tool and should not be considered in isolation or as a substitute for analyzing our results as reported under GAAP and may not provide a complete understanding of our operating results as a whole. Some of these limitations are (i) they do not reflect changes in, or cash requirements for, our working capital needs, (ii) they do not reflect our interest expense or the cash requirements necessary to service interest or principal payments on our debt, (iii) they do not reflect our tax expense or the cash requirements to pay our taxes, (iv) they do not reflect historical capital expenditures or future requirements for capital expenditures or contractual commitments, (v) although equity-based compensation expenses are non-cash charges, we rely on equity compensation to compensate and incentivize employees, directors and certain consultants, and we may continue to do so in the future and (vi) although depreciation, amortization and impairments are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and these non-GAAP measures do not reflect any cash requirements for such replacements.

Free Cash Flow is a non-GAAP liquidity measure used by investors, financial analysts and management to help evaluate the Company's ability to generate cash to pursue opportunities that enhance shareholder value. We define Free Cash Flow as net cash provided by (used in) operating activities less cash outflows for purchases of property, plant and equipment. We revised our definition of Free Cash Flow from the definition used in the second quarter of 2024, which was net cash provided by (used in) operating activities less cash outflows for purchases of property, plant and equipment plus proceeds from sale of property and equipment. We believe our updated definition ensures a more accurate reflection of ongoing operational performance by excluding asset sales which are non-recurring and could distort the sustainability of cash flow generation. The impact of the change in our definition of Free Cash Flow reduces Free Cash Flow by the amount of cash inflows due to the sale of assets.

We believe the presentation of Free Cash Flow is relevant and useful for investors because it measures cash generated internally that is available to service debt and fund inorganic growth or acquisitions. Free Cash Flow is the cash flow from operations after payment of capital expenditures that we can use to invest in our business and meet our current and future financing needs.

We define Free Cash Flow Conversion as Free Cash Flow divided by Adjusted EBITDA. We believe that Free Cash Flow Conversion is useful to the users of our financial statements as it is a measure of the Company's long-term cash flow generating capacity.

Free Cash Flow and Free Cash Flow Conversion are limited due to the fact that these are not measures of residual cash flow available for discretionary expenditures due to the payments required for debt service and other financing activities.

A reconciliation of net income (loss), the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA is set forth below:

Reconciliation of Net Income (Loss) to Adjusted EBITDA
(amounts in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net loss	$(1,397)	$(10,694)	$(916)	$(42,680)
Interest expense	2,453	3,544	6,805	4,658
Tax expense	50	56	151	169
Depreciation and amortization	2,661	2,002	7,458	5,354
EBITDA	$3,767	$(5,092)	$13,498	$(32,499)
Equity-based compensation(1)	2,605	596	7,862	5,645
System implementation costs(2)	—	1,195	520	3,057
Executive recruiting, relocation and sign-on bonus(3)	—	477	279	1,544
Write-off of site development costs(4)	441	1,430	2,663	2,492
Strategic initiative related costs(5)	—	—	—	1,505
Non-routine legal expense(6)	291	3,134	2,335	7,381
RTD start-up and production issues(7)	—	—	—	2,394
Contract termination costs(8)	—	—	—	730
Restructuring fees and related costs(9)	—	1,911	266	5,120
RTD transformation costs(10)	—	3,649	2,260	3,649
(Gain) Loss on assets held for sale(11)	—	(1,097)	—	105
Adjusted EBITDA	$7,104	$6,203	$29,683	$1,123

(1)Represents the non-cash expense related to our equity-based compensation arrangements for employees, directors, consultants and a Wholesale channel partner.
(2)Represents non-capitalizable costs associated with the implementation of our enterprise-wide systems.
(3)Represents payments made for executive recruitment, relocation, and sign-on bonuses connected with RTD transformation.
(4)Represents the write-off of development costs for abandoned retail locations.
(5)Represents nonrecurring third-party consulting costs related to the planning and execution of our growth and productivity strategic initiatives.
(6)Represents legal costs and fees incurred in connection with certain non-routine legal disputes consisting of certain claims relating to deSPAC warrants and a commercial dispute with a former consultant resulting from the Company in-housing certain activities.
(7)Represents nonrecurring, non-cash costs and expense incurred as a result of our RTD start-up and production issue.
(8)Represents nonrecurring costs incurred for early termination of software and service contracts.
(9)Represents restructuring advisory fees, severance, and other related costs associated with RTD transformation.
(10)Represents non-recurring, non-cash or non-operational costs associated with the transformation of our RTD business (excluding those reported separately in (3) and (9) including loss on write-off of RTD inventory, discounts recognized on non-cash transactions, and other non-cash costs to transform our RTD business.
(11)Represents the adjustment recorded to recognize assets held for sale at their estimate net realizable value less estimated cost to sell.

A reconciliation of net cash provided by (used in) operating activities, a GAAP measure, to free cash flow, a non-GAAP measure is set forth below:

Reconciliation of Net Cash Provided by (Used in) Operating Activities to Free Cash Flow
(amounts in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net cash provided by (used in) operating activities	$1,933	$98	$9,145	$(40,359)
Capital expenditures	(2,138)	(8,863)	(7,007)	(18,872)
Free Cash Flow	$(205)	$(8,765)	$2,138	$(59,231)